UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2020

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STEELCASE INC.

(Exact name of registrant as specified in its charter)

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Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 44th Street SE

Grand Rapids, Michigan 49508

(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 28, 2020, in response to a continued decline in orders compared to the prior year, the Board of Directors of Steelcase Inc. (the "Company") approved plans for workforce reductions in the Company's Americas segment and corporate functions. These actions involve early retirements and voluntary and involuntary terminations of approximately 300 salaried employees and early retirements of approximately 160 hourly employees. The Company expects to incur approximately $30 million in pre-tax restructuring charges in connection with these actions, consisting of cash severance payments and payment of other separation-related benefits. The actions are expected to be completed by the end of the Company's fiscal year 2021, with most of the departures completed by September 30, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 28, 2020, the Company's Board of Directors and the Compensation Committee of the Board of Directors approved the full reinstatement, effective August 31, 2020, of the base salaries of the Company's President and Chief Executive Officer and the other executive officers of the Company who were named in the Summary Compensation Table of the Company's Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 3, 2020, to the levels in place prior to March 30, 2020.

Item 7.01. Regulation FD Disclosure.

On August 28, 2020, the Company's Board of Directors approved the full reinstatement, effective August 31, 2020, of the annual board retainers of the Board Chair and the other non-employee members of the Company's Board of Directors and the additional annual retainer paid to the members of the Audit Committee to the levels in place prior to March 30, 2020.

On September 1, 2020, the Company issued a press release announcing the workforce reductions and executive officer and director pay changes detailed in this Form 8-K. The Company is furnishing the press release as Exhibit 99.1 attached hereto.

The information furnished pursuant to this Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

From time to time, in written and oral statements, the Company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to the Company, based on current beliefs of management as well as assumptions made by, and information currently available to, the Company. Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," "targets," or other similar words, phrases or expressions. Although the Company believes these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the Company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; the COVID-19 pandemic and the actions taken by various governments and third parties to combat the pandemic; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the Company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Steelcase Inc. Press Release dated September 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: September 1, 2020	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Accounting Officer)